Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending March 31, 2012

I.                                        Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (SCE&G or the Company) to the Public Service Commission of South Carolina (the Commission) and the South Carolina Office of Regulatory Staff (ORS).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2011) and the terms of Commission Order No. 2009-104(A).  This report provides updated information concerning the status of the construction of V. C. Summer Nuclear Station (VCSN) Units 2 & 3 (the Units) and updates the capital cost and construction schedules for the Units.  The Commission approved updated construction schedules for the Units in Order No. 2010-12.  The Commission approved updated capital cost schedules for the Units in Order No. 2011-345 issued on May 16, 2011.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending March 31, 2012.  The report is divided into the following sections:

Section I:                                            Introduction and Summary;

Section II:                                       Progress of Construction of the Units;

Section III:                                  Anticipated Construction Schedules;

Section IV:                                   Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B) (6) (the Inflation Indices);

Section V:                                        Updated Schedule of Anticipated Capital Costs; and

Section VI:                                   Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order Nos. 2010-12 and 2011-345.  For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project in the form approved in Order No. 2011-345.

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost in 2007 dollars unless otherwise specified.  Attached to the end of the report is a glossary of acronyms and defined terms used in it.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current construction milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104(A).  There are 146 separate milestones.  Of these, 72 have been completed as of March 31, 2012.  Comparing the scheduled milestone completion dates as of the date of this report to the milestone completion dates approved by the Commission in Order No. 2010-12, the completion dates of 66 milestones have changed.  Of these, 21 have been accelerated and 45 have been delayed for between one and 15 months.

D.                                    Construction Costs and Cost Forecasts

Spending through December 31, 2012 in current dollars is forecasted to be approximately $292 million below the capital cost schedule approved in Order No. 2011-345.  The present cash flow forecast indicates that the Company will be able to complete the Units for $4.553 billion in 2007 dollars, which is $283 million above the forecast approved in Order No. 2011-345.  The current cost estimates include a) new forecasts of Owners Cost associated with construction oversight and operational readiness functions of the New Nuclear Deployment (NND) team, b) costs associated with the resolution of claims made by the contractors for the Units, Westinghouse Electric Company, LLC and the Shaw Group (WEC/Shaw), related to design changes and delays in the issuance of the Combined Operating Licenses (COLs) for the Units (WEC/Shaw Claims), c) new forecasts of Transmission cost, and d) change orders under the Engineering, Procurement and Construction Agreement (EPC Contract) related to cyber security, health insurance costs, and other matters.  The specific items resulting in these increases are discussed in more detail in Section II.

Contemporaneously with the filing of this quarterly report, the Company is filing a petition with the Commission under the authority of S.C. Code Ann. § 58-33-270(E) (Update Filing) for review and approval of revised construction schedule and cash flow schedules for the project.  This Update Filing is discussed in more detail in Section II.

In Order No. 2009-104(A), the Commission recognized that forecasts of Allowance for Funds Used During Construction (AFUDC) expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  The current escalation indices were issued in January of 2012 for the period of July-December of 2011 and have been used in forecasting the construction costs for the project that are presented here.  Chart A below compares the current capital cost forecast to the forecast presented in the last quarterly report.

Chart A: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 3/31/12 (Five-Year Average Escalation Rates)	Projected @ 12/31/11 (Five-Year Average Escalation Rates)	Change
Gross Construction	$5,761,910	$5,605,886	$156,024
Less: AFUDC	$237,926	$212,314	$25,612
Total Project Cash Flow	$5,523,984	$5,393,572	$130,412
Less: Escalation	$970,629	$1,104,934	$(134,305)
Capital Cost, 2007 Dollars	$4,553,355	$4,288,638	$264,717

Chart B compares the current forecast of gross construction costs, including current escalation, to the forecast on which the Commission relied in adopting Order No. 2011-345.  Chart B shows that the forecasted capital cost of the Units in 2007 dollars has increased by approximately $283 million. This increase reflects the additions to the budget referenced in Section I. D above and is explained in more detail in Section II of this report.  It is offset by the voluntary decision by the Company, communicated to the Commission by letter dated April 25, 2011, that it would not seek recovery for $103,000 in Community Support/Outreach costs that WEC/Shaw had included in costs to be charged under the EPC Contract for the Units. Due to the changes in forecasted escalation, when netted against changes in AFUDC, see Section I. F, below, the cost of the plant in future dollars has decreased by approximately $25 million since Order No. 2011-345 was issued.

Chart B: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 3/31/12 (Five-Year Average Escalation Rates)	As Forecasted and Approved In Order 2011- 345	Change
Gross Construction	$5,761,910	$5,786,943	$(25,033)
Less: AFUDC	$237,926	$255,684	$(17,758)
Total Project Cash Flow	$5,523,984	$5,531,259	$(7,275)
Less: Escalation	$970,629	$1,260,855	$(290,226)
Capital Cost, 2007 Dollars	$4,553,355	$4,270,404	$282,951

E.                                    Escalation Rates

As provided in Order No. 2009-104(A), the most current one year inflation indices are used to escalate costs occurring in the twelve-month period after the date of each quarterly report.  The most current escalation indices are found in the Handy-Whitman January 2012 update which was issued in May 2012 and reports data for the period July-December of 2011. Those rates are reflected in this report.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates.  The forecasted costs provided here reflect the terms of the preliminary agreement related to the WEC/Shaw Claims which changes the index applicable to Firm with Indexed Adjustment cost categories going forward from a floating Handy Whitman adjustment to a fixed rate for the life of the project.

As shown on Appendix 4, utility construction cost escalation rates were at historically high levels during the period 2005-2008, and since then have dropped.    Current escalation rates are shown on Chart C, below. When compared to the previous quarter, the current update shows a downward trend in rates.

Chart C: Handy-Whitman Escalation Rates

Escalation Rate Comparison

	Q4-2011	Q1-2012
HW All Steam Index:
One-Year Rate	4.75%	4.51%
Five-Year Average	4.75%	3.91%
Ten-Year Average	4.75%	4.71%
HW All Steam/Nuclear Index:
One-Year Rate	4.76%	4.52%
Five-Year Average	4.76%	3.87%
Ten-Year Average	4.76%	4.72%
HW All Transmission Plant Index:
One-Year Rate	4.84%	2.48%
Five-Year Average	4.36%	3.00%
Ten-Year Average	4.81%	4.55%

F.                                     AFUDC

The AFUDC for the project is currently projected to be approximately $17.8 million lower than the forecast on which Order No. 2011-345 was based.  Consistent with Order No. 2009-104(A), SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (FERC) approved methodology as applied to the balance of Construction Work in Progress (CWIP) that is outstanding between rate adjustments.  SCE&G’s projected AFUDC rate is currently 5.28% versus a rate of 5.87% that applied when Order No. 2011-345 was issued.

G.                                   Compliance with the Commission Approved Cumulative Project Cash Flow Target

The current approved Cumulative Project Cash Flow target for the project was adopted by the Commission in Order No. 2011-345.  In Order No. 2009-104(A), the Commission provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data.

Appendix 2 provides the approved Cumulative Project Cash Flow target updated for current escalation data.  The cash flow targets up until December, 2011, have been updated to reflect actual escalation rates.  The cash flow targets for the first quarter of 2012 and beyond have been updated based on the most recently available inflation indices, which for purposes of this report, are the indices provided in May of 2012 that report data through December 31, 2011.  When actual indices for the period January 1, 2012, to June 30, 2012, become available, the cash flow data for the first and second quarters of 2012 will be revised to reflect the actual escalation rates.

Appendix 2 compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  In addition, the project cash flow targets presented on Appendix 2 for 2011 and 2012 have been adjusted to reflect timing differences between the billing methodology under the EPC Contract and the calculation of the escalated cash flow targets under Order No. 2009-104(A).  Under the EPC Contract, for periods where actual escalation rates are not available, WEC/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments to reflect the actual rate when it is known.  An adjustment has been made to Appendix 2 target calculations to offset the timing differences that arise as a result of WEC/Shaw’s approach to estimated billings and credits.  This adjustment applies to those EPC contract cost categories that are subject to indexed escalation.

II.                                   Progress of Construction of the Units

On March 30, 2012, the Nuclear Regulatory Commission (NRC) issued the COLs for the Units.  This represents the successful completion of a major milestone in the construction project.  The United States Army Corps of Engineers (USACOE) issued the 404 Wetlands permit for the project on the same day.

Immediately following receipt of the COLs, SCE&G issued several Limited Notices to Proceed to WEC/Shaw which allowed the initial placing of nuclear safety-related concrete for Unit 2 to begin during the week of April 2, 2012.  On April 19, 2012, SCE&G issued a Full Notice to Proceed to WEC/Shaw, which represents another major milestone for the project and allows all remaining safety-related work to commence.  Mobilization is underway for Cooling Tower 2B construction work that was delayed pending issuance of the 404 Wetlands permit.

On March 29, 2012, a preliminary agreement was signed by Senior Management of SCE&G and WEC/Shaw resolving the WEC/Shaw Claims, which included claims for additional charges associated with the delayed issuance of the COLs, the Shield Building design changes, the structural modules design changes, and the lower than anticipated rock elevations encountered in certain areas where the Unit 2 Nuclear Island (NI) will be constructed.  In the preliminary agreement, the Parties have agreed to the costs adjustments that will be made to the EPC Contract to resolve the WEC/Shaw Claims and other terms of their settlement.  The parties have agreed to negotiate in good faith toward the execution of a final agreement based on the terms of the preliminary agreement. The preliminary agreement also reflects the intention of the parties that the Substantial Completion Dates of the Units will be revised to March 15, 2017 and May 15, 2018, respectively.

On May 15, 2012, contemporaneously with the filing of this quarterly report, SCE&G made an Update Filing with the Commission under the authority of S.C. Code Ann. § 58-33-270(E).  The Update Filing will provide the Commission with the opportunity to review and approve revised project construction and cash flow schedules which reflect a) the March 30, 2012 issuance date for the COLs, b) the revised Substantial Completion Dates for the Units of March 15, 2017 and May 15, 2018, c) the negotiated settlement of the WEC/Shaw Claims totaling $137.5 million, d) revised Owners Costs forecasts totaling $131.6 million, e) revised Transmission cost forecasts totaling $7.9 million, and f) change orders to the EPC Contract related to cyber security, health insurance costs and other matters totaling $5.9 million.  All of these items are discussed in additional detail in Section II.  The total amount of additional costs that are reflected in this filing is approximately $283 million.

Prior to the May 15, 2012 Update Filing, SCE&G withdrew an earlier update filing made on February 29, 2012.  That earlier filing predated the issuance of the COLs and the preliminary agreement with WEC/Shaw concerning the WEC/Shaw Claims.

Under S.C. Code Ann. § 58-33-270(E), the Update Filing is to be approved unless the updates are shown to be the result of imprudence by the utility.  By statute, the Commission is required to issue an order approving or denying the petition by November 16, 2012.

Fabrication of equipment off-site continues to proceed well or has shown improvement and is on a schedule that supports the on-site construction schedule, with the exception of sub-modules from the Shaw Modular Solutions (SMS) facility.  Accordingly, SMS remains a significant area for focus to the project. This work has been delayed due to module redesign, production issues, and Quality Assurance and Quality Control (QA/QC) issues.  SMS is in the process of resolving these issues.  SCE&G continues to monitor this area carefully and considers it to be a focus area for the project.

The project maintains a safety record that is unprecedented for a heavy construction site of its size.  Since construction began over three years ago, the project has accumulated over 5 million safe-work hours, with a small number of recordable injuries and only three lost time incidents.  The most recent lost time incident occurred in

April of 2012, thereby stopping the project’s current streak for consecutive safe-work hours.

At present all milestone completion dates are within approved schedule contingencies.

A more detailed presentation of the status of the project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting

1.                                      COLs

On March 30, 2012, the NRC issued a COL to SCE&G for each AP1000 unit, which is V.C. Summer Units 2 and 3.  Issuance of the COLs provided SCE&G with the authority required under the statutes administered by the NRC to construct and operate the Units and allowed nuclear safety-related construction work to begin.  As a result of the issuance of the COLs, SCE&G is now the holder of an active nuclear construction and operating license for each unit and SCE&G’s construction and operating activities are subject to an elevated level of oversight and accountability by the NRC.

2.                                      NRC Inspections

a)                                     Completed Inspections

During the week of March 19, 2012, the NRC conducted an information gathering trip for the management of an Inspections, Tests, Analyses, and Acceptance Criteria (ITAAC) inspection which is planned for May 14 — 18, 2012.

During the week of April 2, 2012, the NRC conducted a containment vessel welding inspection.  This inspection examined the techniques, materials, and testing methods used to assemble the containment vessel.  The NRC inspection team completed the inspection with no findings.

The NRC also maintains on-site inspectors that perform inspection duties that are summarized in quarterly inspection reports.

b)                                     Upcoming Inspections

During the week of May 14, 2012, the NRC will be conducting inspections to review four areas: (1) the reporting of parts and material defects; (2) management of ITAACs, (3) quality assurance, and (4) nuclear island civil work.

On May 22, 2012, the NRC Chairman, Gregory B. Jaczko, is scheduled to visit the site.

On May 24, 2012, the NRC will conduct a public meeting/open house regarding Virgil C. Summer Nuclear Station Unit 1 annual assessment and NRC construction oversight of Units 2 and 3 COLs.

NRC inspections related to implementation of the site quality assurance program and corrective action program are planned to be conducted later this year.  Additional NRC inspections are expected to be conducted during the remainder of the year.

3.                                      NRC Response to the Japanese Earthquake and Tsunami of March 2011

On March 30, 2012, the NRC issued to SCE&G COLs for Units 2 & 3 that contained a license condition to address the beyond-design-basis event mitigation recommendation provided by the Near Term Task Force (NTTF).  This condition must be fulfilled by SCE&G prior to fuel load and operation of the new plants.  This condition also required SCE&G to provide written confirmation to the NRC within 20 days from the date of the license acknowledging its acceptance of those requirements associated with it.  SCE&G has informed the NRC that it accepts the condition placed upon the COLs.

The NRC also issued a concurrent order with the COLs that addresses spent fuel pool monitoring instrumentation (Order EA-12-063).  This order places the same requirements on SCE&G for spent fuel pool monitoring instrumentation as those issued to other licensees on March 12, 2012.  It also required SCE&G to respond to the NRC within 20 days with a confirmatory letter accepting the requirements of the order.  SCE&G has informed the NRC that it accepts the condition placed upon the COLs.

In addition, the NRC issued a Request for Information (RFI) on April 13, 2012, to SCE&G requiring a descriptive plan indicating how Units 2 & 3 will supply power to communications systems required by the site emergency plan and information about staffing levels necessary to execute that plan during an emergency event involving multiple units.  This RFI also required a 30-day written acknowledgement to the NRC accepting the requirements of the RFI or indicating inability to comply.  SCE&G has informed the NRC that it will comply with the timelines for supplying the requested information.

SCE&G is actively engaged in efforts to address the NTTF recommendations as detailed in its associated COL license condition, NRC Order EA-12-063, and the RFI issued in April.  In addition, SCE&G is involved in a collaborative endeavor by the nuclear industry to develop and implement site-specific, diverse and flexible mitigation strategies that strive to reduce the risks associated with beyond-design-basis conditions.  This approach, which is being led by the Nuclear Energy Institute (NEI), is referred to within the industry as “FLEX”.  SCE&G is coordinating its efforts related to FLEX through industry groups to maximize its response effectiveness while minimizing costs.

4.                                  Major Construction Permits

a)                                     404 Wetlands Permit

The USACOE issued the 404 Wetlands Permit for the project on March 30, 2012.  This has allowed WEC/Shaw to begin work on Cooling Tower 2B and for work to begin on other water supply and discharge structures.

b)                               Other Permits

In early February 2012, SCE&G submitted to the South Carolina Department of Health and Environmental Control (SCDHEC) an updated National Pollutant Discharge Elimination System (NPDES) permit application. The updated permit application addressed questions raised by SCDHEC concerning temperature and chemical mixing under 7Q10 water flow conditions in the Broad River.  Approval of this updated application will allow SCE&G to discharge blowdown water from the Units into the Parr Reservoir and to begin construction on the Raw Water System (RWS) intake structure, the Wastewater System (WWS) and other appurtenances associated with the water and wastewater systems.  The draft permit was placed on public notice on March 30, 2012 by SCDHEC, allowing a 30-day period for comments that ended on April 30, 2012.  The Environmental Protection Agency (EPA) has requested until June 11, 2012 to review the application.

No other major permits are outstanding.  Other construction-related permits are anticipated to be obtained in the ordinary course of administering the project.

5.                                      Base Load Review Act (BLRA) Regulatory Proceedings

On May 15, 2012, contemporaneously with the filing of this quarterly report, SCE&G made an Update Filing with the Commission under the authority of S.C. Code Ann. § 58-33-270(E).  The Update Filing will provide the Commission with the opportunity to review and approve revised project construction and cash flow schedules reflecting current substantial completion dates for the Units, the resolution of the WEC/Shaw Claims (all as set forth in the preliminary agreement with WEC/Shaw) totaling $137.5 million, revised Owners costs totaling $131.6 million, revised Transmission costs totaling $7.9 million, and other change orders associated with cyber security, health care costs and other matters totaling $5.9 million.  The total amount of additional costs that are reflected in this Update Filing is approximately $283 million.

Prior to the May 15, 2012 Update Filing, SCE&G withdrew an earlier update filing made on February 29, 2012.  That earlier filing predated the issuance of the COLs and the preliminary agreement resolving the WEC/Shaw Claims.  The adjustments that were included in the initial update filing have been revised in the new Update Filing.

Under S.C. Code Ann. § 58-33-270(E), the Update Filing is to be approved unless the schedule and cost updates are shown to be the result of imprudence by the utility.  By statute, the Commission is required to issue an order approving or denying the petition by November 16, 2012.

6.                                      Utility Facility Siting and Environmental Protection Act Proceedings

As previously reported, in early January 2012 the Commission issued Order No. 2011-978 that granted SCE&G a certificate of environmental compatibility and public convenience and necessity for construction of three transmission lines associated with the Units.  These transmission lines are necessary to route power to the grid, and to ensure system reliability while Unit 3 lines are constructed.  The three lines are the VCS1 — Killian Line (Killian Line), the VCS2 — Lake Murray Line No. 2 (Lake Murray No. 2 Line), and that segment of the VCS2 — St. George No. 1 Line that runs between the plant site and the Lake Murray 230/115 kV substation (St. George Segment).  No party has appealed this order.

B.                                    Engineering

1.                                      Engineering Completion Status

The V.C. Summer Units 2 & 3 Total Plant Design Completion Status is as follows:

a)             Site specific design — 85.3% complete.(1)

b)             Standard Plant Issued for Construction (IFC) Drawings — 40.7% complete.

2.                                      Site Specific Design Activities

Site specific design work is ongoing in support of site specific systems, to include the Circulating Water System, Yard Fire System, Potable Water System, RWS, Sanitary Drain System, Offsite Water System (OWS) and WWS.

Environmental testing to support OWS design efforts has revealed out-of-specification levels of disinfectant byproducts that were determined to be caused by the presence of bromides in the Broad River.  The project is evaluating changes to the water treatment design for the OWS to address the presence of bromides.

In addition, phosphate discharges into the Parr Reservoir are currently limited by SCDHEC due to the elevated level of phosphates otherwise occurring in the Broad River.  These limits on phosphate discharges will require additional evaluation of plant discharges, and ultimately may result in design changes to waste water treatment processes planned for the Units.  These issues are being addressed to ensure the best path forward for the project.

(1)  The percentage of completion for site specific design for the quarter ending March 31, 2012 decreased when compared to the percentage of completion for site specific design for the quarter ending December 31, 2011.  Additional site specific design work scope was incorporated into the planned site specific design work scheduled for the first quarter of 2012 thereby leading to an increase in the number of hours required to complete certain design work activities.  While the project was able to complete its planned site specific design work schedule for completion during the first quarter of 2012, the incremental site specific design work that was added to the project caused the overall percentage of completion for site specific design work to decrease during the first quarter of 2012.

3.                                      Procurement/Fabrication

a)                                     The delays related to fabrication and delivery of the modules by SMS at its facility in Lake Charles, Louisiana continue to be an important area of focus for the project.  Notwithstanding these delays, SCE&G has received on-site from SMS four wall submodules that form part of module CA-20 as well as four floor submodules.

On several occasions since 2010, SMS has re-baselined the initial module fabrication and delivery schedule; however, SMS has not yet provided SCE&G with a module fabrication and delivery schedule which takes into account the current status of the project.  Efforts continue at a senior level to ensure that SMS addresses and corrects QA/QC and other issues related to module fabrication.  Senior management from both SCE&G and WEC/Shaw continue to collaborate to determine a path forward.  Currently, WEC personnel provide on-site engineering support for production at SMS.  At the outset of the project, SCE&G representatives visited SMS on a quarterly basis.  In light of SMS’s performance, SCE&G increased its presence at SMS by conducting monthly visits which then led to weekly visits.  In March 2012, SCE&G established a permanent, resident inspector at the SMS facility to provide additional oversight, reporting and support.

During November of 2011, the NRC conducted a follow-up inspection to an inspection conducted in January 2011 that was terminated early.  By letter dated January 6, 2012, the NRC provided its inspection report to SMS.  Several QA/QC issues were addressed, and remain open at the time of this filing.  The NRC has scheduled an inspection of SMS at the Lake Charles facility in May 2012.  Due to issuance of the COLs, the results of this upcoming inspection will now be on SCE&G’s License Docket and as license holder, SCE&G will be accountable for compliance.

b)                                     Currently, Mangiarotti (MN) is meeting quality and schedule expectations for the components it is manufacturing.  Additional WEC personnel have been located at the facility to ensure that MN continues to maintain required levels of QA/QC and does not allow further schedule delays to arise.  At the time of this filing, one BLRA milestone related to MN plant components is delayed by 15 months, as indicated in Appendix 1.  Delays in the MN milestones are not expected to affect the substantial completion dates of the Units.

c)                                      Endurance Testing of the lead AP1000 Reactor Coolant Pump (RCP) which is being supplied to an AP1000 construction project in China was successfully completed in March of 2012 with no issues.  V.C. Summer RCP fabrication is proceeding on schedule.

d)                                     Reactor Coolant Loop (RCL) Piping for the Reactor Coolant System (RCS) being manufactured by Tioga previously experienced delays in hot leg manufacturing due primarily to deviation in grain size.  A BLRA milestone related to RCP piping was delayed by 13 months as of December 31, 2011.  However, successful efforts to mitigate further delay have resulted in the completion of the milestone on March 19, 2012, as indicated in Appendix 1.

C.                                    Construction

1.                                      Switchyard construction work is progressing well, and the Switchyard is on schedule to be energized in the first half of 2013, which fully supports the project schedule.

2.                                      Receipt of the COLs allowed safety-related dental concrete placement to begin in the Unit 2 NI.

3.                                      Excavation of the Unit 3 Power Block continues with drilling and blasting of rock in the NI, and is on track for completion in the June/July 2012 timeframe.

4.                                      Thus far, a total of four wall submodules that form part of module CA-20 have arrived on-site.  They are CA20-02, CA20-06, CA20-07, and CA20-08B.  There also are four floor submodules on-site at this time:  CA20-34, CA20-38, CA20-61 and CA20-42.  Several other submodules are near completion and are estimated to be shipped to the site within the next few weeks.  One of the submodules that is anticipated to ship shortly is CA20-01.  When it arrives, Shaw can begin on-site welding of Unit 2 module CA20.

5.                                      Assembly of the Heavy Lift Derrick (HLD) was completed, and the boom was raised.  Three hundred (300) ton load testing was completed successfully, and functional testing is ongoing.

6.                                      The onsite fabrication of the Containment Vessel (CV) by Chicago Bridge & Iron (CB&I) is progressing well.  CB&I has completed final welding of the BH2/BH3 circumferential weld joint on the Bottom Head Erection Stand and Radiographic Testing (RT) of pressure boundary welds.  Assembly of the Ring 1 Erection Stand has been completed on Pad 3 and is ready for erection of Ring 1 in accordance with the current schedule.  Schedule improvements continue to be made by the CB&I CV fabrication team with the utilization of two production shifts.

7.                                      The NRC recently questioned certain changes made to the specifications for constructing the reinforcement steel — or rebar — cages that will ultimately be placed into the excavation site of the Units.  According to the NRC, the changes made to the construction specifications should have been pre-approved by the NRC prior to the work being undertaken.  As a result, construction of the rebar cages has ceased.  To date, no rebar cages have been placed into the excavation site for the Units, and the construction schedule does not require the placement of rebar cages into the excavation site until a later date.  In the meantime, SCE&G and WEC/Shaw are working with the NRC to establish a mutually satisfactory resolution of the issue.

D.                                          Training

1.                                      The second group of twelve training instructors for the Units completed Instructor Simulator Training on April 13, 2012, at WEC in Cranberry, PA.  This completes the WEC Senior Reactor Operator (SRO) Certification training process for SCE&G instructors.  All future instructor SRO certifications will be conducted onsite using SCE&G instructors.

2.                                      Simulator hardware for the Unit 2/3 Limited Scope Simulators (LSS) has been delivered and installed in the Nuclear Learning Center (NLC) Annex simulator rooms.  Site Acceptance Testing (SAT) of the Unit 2 Simulator has been performed and discrepancies have been communicated to WEC/Shaw.  The Unit 3 SAT is in progress.  Issues related to delivery of the LSS software models, and subsequent delivery of the Plant Reference Simulator (PRS), continue to be a challenge, and present potential risks to the schedule for Initial Licensed Operator (ILO) training and examinations.  Human Factors Engineering/Integrated Systems Validation (HFE/ISV) testing on the LSS at WEC previously scheduled to begin in May 2012 has been postponed by WEC.  Senior level management from SCE&G and WEC/Shaw are proactively working to mitigate potential schedule impacts to simulator delivery, testing, and subsequent certification of the PRS.

E.                              Change Control/Owners Cost Forecast

1.                                      EPC Contract Amendment No. 3 — This amendment to the EPC Contract defines and clarifies terms included in SCE&G’s builders risk policy, and is in the process of being finalized.

2.                                      Ovation Workstations (EPC Contract Change Order No. 13) — This change order represents a “no-cost” change order under which WEC/Shaw will provide three (3) Ovation Workstations in addition to those supplied with the

Standard Plant. It was approved by SCE&G in March of 2012.  As part of the preliminary agreement between SCE&G and WEC/Shaw, this Change Order also provides a computerized system which supports use of the LSS and revision of Emergency and Abnormal Operating Procedures.

3.                                      Cyber Security (EPC Contract Change Order No. 14) – A Change Order was executed on March 15, 2012, authorizing a phased approach to the costs associated with strengthening the Units’ defenses against cyber-attack (Cyber Security) as mandated by the NRC. The change order includes a firm price scope of work that will involve review of the specific equipment and software at issue to identify vulnerabilities and devise a scope of work to protect against cyber-attack.  These costs, as well as estimates of additional costs for implementing the resulting scope of work are included in the current cost forecasts.

4.                                      Liquid Waste System (EPC Contract Change Order No. 15) – On March 15, 2012, SCE&G approved a Change Order for a detailed scope of work and associated costs for a revision to the design of the liquid waste discharge piping for gravity drainage.  This cost has been included in the forecasts for the Units.

5.                                      Operational Readiness and Other Owners Costs – SCE&G has completed the comprehensive review of its New Nuclear Deployment and Operational Readiness Staffing Plans which had been ongoing since 2008.  The current staffing plan reflects the additional skills, training and experience that will be required for a staff that can safely and efficiently operate the Units.  In addition, the plan reflects the cost for the accelerated hiring and training of staff to meet the schedule outlined in the preliminary agreement between SCE&G and WEC/Shaw to change the substantial completion dates of the Units.  The updated Owners costs also include updated cost projections for information systems, facilities and other items.

6.                                      Regulatory Delay/New Requirements Costs and Other Associated Costs – As indicated in previous reports, Change Order No. 11 addressed COL Delay and other related issues.  As discussed earlier in Section II, SCE&G and WEC/Shaw have reached a preliminary agreement concerning claims by WEC/Shaw for additional charges associated with design modifications to the shield building and the structural modules (including resulting increases in construction costs for both), delays in NRC licensing, and unanticipated rock conditions where the foundations for the Unit 2 NI will be constructed (WEC/Shaw Claims).  Costs associated with the WEC/Shaw Claims have been included in the updated cost forecast for the Units.  In addition, the preliminary agreement fixes the escalation on the Fixed with Indexed Adjustment Category going forward for the life of the project.  These amounts were previously escalated based on the Handy-Whitman Indices.  The Handy Whitman Indices will continue to be used in forecasting non-firm (Target) cost categories, i.e., Actual Craft Wages, Non-Labor Costs and Time & Materials.

7.                                      Transmission Costs – SCE&G has updated forecasted transmission costs associated with the Units based on additional design and engineering work, evaluation of power flows, and current information about right-of-way costs.  As discussed in Section II, F below, SCE&G has determined that it is preferable to construct a new Saluda River 230/115 kV Substation rather than installing additional autobanks at the Lake Murray 230/115 kV Substation and the Denny Terrace 230/115 kV Substation.  SCE&G will also perform terminal and bus upgrades at the Canadys, Summerville and Saluda Hydro substations.  Further, SCE&G will underground a section of the Parr-VCSN Safeguard 115 kV line.  Undergrounding this section of line will enhance safety and reliability.  As a result of these and other changes and upgrades, transmission cost forecasts have increased by $7.9 million.  These updated costs have been included in the forecast for the Units.

F.                                     Transmission

1.                                      Killian Line – In early January 2012, in accordance with Order No. 2011-978, SCE&G began construction on the VCS-Winnsboro segment of the Killian Line.  As of March 31, 2012, this first segment (approximately 13 miles) was about 80% complete.  Right-of-way acquisition for the Blythewood-Killian segment continues with 31 of 50 required parcels having been acquired as of March 31, 2012, and another 16 parcels accessible through condemnation.  As noted in Section II, E, 7 above, additional right-of-way acquisition costs will be incurred.

2.                                      Lake Murray 230 kV Line No. 2 – This line and the segment of the St. George 230 kV Line No. 1 from VCS2 to the Lake Murray Substation share the same (double circuit) structure.  Engineering & design is approximately 53% complete.  No construction has commenced.

3.                                      Unit 3 Lines – SCE&G anticipates filing an application under the Utility Facility Siting and Environmental Protection Act for approval of the Unit 3 lines (VCS2-St. George 230 kV Lines No. 1 & 2, excluding the segment of the No. 1 line filed with the Unit 2 lines) and associated facilities in the second quarter of 2012.

4.                                      St. George Switching Station – The site for this switching station was purchased in 2009 and is currently undergoing environmental assessment.

5.                                      Saluda River Substation – Based on further review of system conditions and requirements, SCE&G determined a new Saluda River 230/115kV substation is preferable to its original plan to install additional autobanks at its existing Lake Murray 230/115 kV and Denny Terrace 230/115 kV Substations. Space limitations within these substations would have dictated the construction of new additions adjacent to the existing substations. Further, reliability and operations considerations make it preferable not to place numerous transformers in a single location.  SCE&G is currently in the process of purchasing the site for the new Saluda River 230/115 kV Substation that is adjacent to the St. George lines corridor. One of the St. George lines will fold-in to the new substation. Accommodating power flows from the Units under this new configuration (i.e., the Saluda River 230/115 kV Substation configuration) will require upgrading and fold-in of the 115 kV line between the Saluda River substation and the Lyles substation

6.                                      Parr-VCSN Safeguard Line – The Parr-VCSN Safeguard 115 kV line provides back up power to VCSN Unit 1.  The existing routing of the Safeguard line and routing of four of the new transmission lines supporting the new Units resulted in an unavoidable, multiple 230 kV line crossing of the Safeguard line within the VCS plant property.  To alleviate reliability and safety concerns, a short segment of the Parr-VCSN Safeguard 115 kV line will be rebuilt underground at the location of these multiple crossings.

7.                                      Terminal and Bus Upgrades at Canadys, Summerville and Saluda Hydro Substation – Transmission line conductor upgrades planned as result of the new units also require the associated substation line terminal(s) to be upgraded.  One terminal upgrade is required at Canadys Substation, one at Summerville Substation and two terminal upgrades at Saluda Hydro Substation.  The 230 kV bus conductor must also be upgraded at the Canadys Substation.

8.                                      Parr-Midway 115 kV Line – The existing Parr-Midway 115 kV transmission line parallels and runs near the new VCS2 switchyard.  As a result of detail design and routing for the 230 kV transmission lines terminating into the new switchyard, the Parr-Midway line has been lowered to meet required minimum National Electric Safety Code crossing clearances.

III.                              Anticipated Construction Schedules

As of March 31, 2012, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104(A).  Each of those adjustments is itemized in the BLRA Milestone section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units’ Substantial Completion Dates taking into account the schedule contingencies approved in Order 2009-104(A).  A revised project schedule will be submitted as part of the Update Filing on May 15, 2012, as a result of the preliminary agreement between SCE&G and WEC/Shaw related to the Change Order No. 11 study.

B.                                    BLRA Milestones

Appendix 1 to this quarterly report lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12.  Comparing the milestone dates in this quarter to the reset milestone dates in Order No. 2010-12, 21 milestones have been advanced and 45 have been delayed.  None of the reset milestones are outside of the parameters established by Order No. 2009-104(A).

IV.                               Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B) (6) (the Inflation Indices)

The Capital Cost section of this report (Section IV.A) provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2011-345.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates.  There has not been any use by the Company of the capital cost timing contingencies that were approved by the Commission in Order No. 2009-104(A).  The Inflation Indices section (Section IV.B) of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs

Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission approved adjustments under the heading “Per Order 2011-345 Adjusted.”

Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual through March 2012* plus Projected.”

As shown on Appendix 2, the actual expenditure for the project during the 12 months ended December 31, 2011 was approximately $349 million. As shown on Appendix 2, line 39, the cumulative amount projected to be spent on the project as of December 31, 2012 is approximately $1.924 billion.  As shown on Appendix 2, line 18, the Cumulative Project Cash Flow target approved by the Commission for year-end 2012 adjusted for current escalation and WEC/Shaw billing differences is approximately $2.182 billion.  As a result, the cumulative cash flow at year-end 2012 is forecasted to be approximately $258.1 million less than the target.

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project as it was approved in Order No. 2011-345. Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2011-345.

B.                                    Inflation Indices

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104(A).  Included is a history of the annual Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling resulted in a decrease in the projected cost of the Units in future dollars from $6.3 billion as forecast in Order No. 2009-104(A) to a forecast of $5.8 billion using current inflation data.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2.

VI.                               Conclusion

The construction project is proceeding safely and efficiently.  Since the last quarterly report, the project has met major milestones with the issuance of the COLs, 404 Permit and Full Notice to Proceed.  The Units are currently anticipated to be completed at a cost of approximately $4.6 billion in 2007 dollars.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concern related to either cost or schedule for the project.  The Company will continue to update the Commission and ORS of progress and concerns as the project proceeds.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
7Q10

A standard low-water flow condition used for evaluating the environmental effects of discharges and withdrawals from rivers and streams. The conditions are calculated to reflect the lowest average 7-day flow expected to be encountered during any 10-year period.

ACRS	Advisory Committee on Reactor Safeguards - a committee organized to independently review license applications and advise the NRC.
AECOM	A private engineering firm that works for Norfolk Southern railroad.
AFUDC	Allowance for Funds Used During Construction.
AP1000	The WEC designed Advanced Pressurized water nuclear reactor of approximately 1000 megawatts generating capacity.
ASER	Advanced Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
ASLB	The Atomic Safety Licensing Board of the Nuclear Regulatory Commission.
BH2	Bottom Head 2 Plates — Second course or middle plates of the Containment Vessel Bottom Head.
BH3	Bottom Head 3 Plates — Third course or top plates of the Containment Vessel Bottom Head.
BLRA	The Base Load Review Act, S.C. Code Ann. § 58-33-210 et seq. (Supp. 2009).
Bottom Head Erection Stand	Support structure that holds the Containment Vessel Bottom Head during construction (not plant equipment).
CA	The designation for a specific pre-fabricated construction module that forms part of the reactor building, such as Module CA20.
CAR	A Corrective Action Report related to design, engineering or construction of the Units, or related processes, that must be corrected.
CB&I	Chicago Bridge & Iron, a sub-contractor on the project.
CFC	Certified For Construction—engineering and design drawings that are ready for construction to begin.
Challenged Costs

Costs for which WEC/Shaw has asserted the right to additional cost recovery under the EPC Contract including costs associated with a) NRC licensing delays, b) redesign of the shield building, c) redesign of certain pre-fabricated modules for the Units, and d) unanticipated rock conditions.

COLs	Combined Operating Licenses for construction and operation of a nuclear unit issued by the NRC.
COLA	A Combined Operating License Application.
Commission	The Public Service Commission of South Carolina.
Consortium	The joint venture between WEC Electric Company, LLC and the Shaw Group to construct the Units under the terms of the EPC Contract.
CR

A Condition Report communicating and memorializing concerns with the design, engineering or construction of the Units, or related processes, which report in some cases can become the basis for a Corrective Action Report.

CV	The Containment Vessel which provides containment for the reactor vessel and associated equipment.
CVBH	The Containment Vessel Bottom Head that forms the bottom of the Containment Vessel.

Acronym or Defined Term	Reference
CWIP	Construction Work in Progress.
CWS	The Circulating Water System —the system that will transport waste heat from the turbines to the cooling towers.
Cyber Security	Technologies, processes and practices designed to protect networks, computers, programs and data from attack, damage or unauthorized access.
DCD	Design Control Document which is approved by the Nuclear Regulatory Commission document and sets forth the approved design of a nuclear reactor.
DSM	Demand Side Management-programs to reduce the demand for electrical capacity and energy.
EIS	An Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
EMD	The sub-contractor for the Reactor Cooling Pump.
EPA	The United States Environmental Protection Agency.
EPC Contract	The Engineering, Procurement and Construction Agreement for construction of the Units entered into by SCE&G and WEC/Shaw.
FEIS	A Final Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
FERC	The Federal Energy Regulatory Commission.
FFD

Fitness For Duty, a program that seeks to provide reasonable assurance that site personnel are trustworthy, will perform their tasks in a reliable manner, and are not under the influence of substances or otherwise impaired in a way that may adversely affect their ability to safely and competently perform their duties.

Fixed/Firm	Prices under the EPC Contract which are either fixed or are firm but subject to defined escalation rates.
FNTP	Full Notice to Proceed authorizing all remaining safety-related work to commence.
FSER	A Final Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
GDP	Gross Domestic Product.
HFE/ISV	Human Factors Engineering/Integrated Systems Validation —part of the development of a training simulator for the Units.
HL or Hot Leg	That part of the Reactor Cooling Loop that transports steam to the steam generators.
HLD	Heavy Lift Derrick - the derrick that will be erected on site to move large modules and equipment.
IFC	Issued for Construction —engineering drawings that include information necessary for construction of specific structures, systems and components.
ILO	Initial Licensed Operator
IPS	Integrated Project Schedule for licensing and construction of the Units.
ITACC

Inspections, Tests, Analyses, and Acceptance Criteria which are the inspections, tests, analyses and acceptance criteria that the NRC has determined to be necessary and sufficient to demonstrate that an nuclear unit has been constructed and will operate in conformity with the COL, the Atomic Energy Act of 1954, as amended, and the NRC’s regulations.

LNTP	Limited Notice to Proceed authorizing a vendor to commence specific work.
LSS	Limited Scope Simulator —a training simulator with limited functionality that can be used for the initial stages of operator training.

Acronym or Defined Term	Reference
MAB	Module Assembly Building -a building on site where large modules will be constructed and equipment will be prepared for installation in a space that is protected from the elements.
MN	Mangiarotti —a supplier of nuclear components headquartered in Sedegliano, Italy.
Near Term Task Force	A senior level task force created by the NRC to address lessons learned from the 2011 earthquake and tsunami in Fukushima, Japan with operating nuclear plants and new reactor applicants.
NEI	Nuclear Energy Institute
Nelson Studs	Metal studs used in composite construction to secure concrete to steel components. The studs project out of the steel components and are surrounded by the concrete when it is poured.
NI	Nuclear Island, comprising the steel containment vessel, the reactor building, and the auxiliary building.
NLC	Nuclear Learning Center - a training facility operated by SCE&G at the Jenkinsville site.
NN or NND	The New Nuclear Deployment Team within SCE&G.
NPDES	National Pollutant Discharge Elimination System.
NRC	The United States Nuclear Regulatory Commission.
Opinion	The opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010).
ORS	South Carolina Office of Regulatory Staff.
OWS	Off Site Water System — the system that withdraws water from Monticello Reservoir and provides potable and filtered water for the Units.
Pike	Pike Energy Solutions, a contractor for transmission and switchyard related work.
PRA	Probabilistic Risk Assessment.
PRS	Plant Reference Simulator — a training simulator with full functionality that can be used in all stages of operator training.
QA	Quality Assurance — The planned and systematic activities implemented in a quality system so that the quality requirements for a product or service will be fulfilled.
QA/QC	Quality Assurance/Quality Control.
QC	Quality Control — The observation techniques and activities used to fulfill requirements for quality.
RAI	Requests for Additional Information issued by the NRC staff to license applicants.
RCA	Root Cause Analysis — identification and evaluation of the reason for non-conformance, an undesirable condition, or a problem which (when solved) restores the status quo.
RCL	The Reactor Coolant Loop —the piping and related equipment that transports heat from the reactor to the steam generator.
RCP	The Reactor Cooling Pump which forms part of the Reactor Coolant System.
RCS	The Reactor Coolant System -the complete system for transferring and transporting heat from the reactor to the steam generator.
RFI	Requests for Information issued by the NRC staff to licensees.
ROW	Right-of-way.

Acronym or Defined Term	Reference
RT

Radiographic Testing - a nondestructive testing method of inspecting materials for hidden flaws by using the ability of short wavelength electromagnetic radiation (high energy photons) to penetrate various materials.

RWS	Raw Water System —the system for withdrawing and transporting raw water from the Monticello Reservoir.
SAT	Site Acceptance Testing
SCDHEC	The South Carolina Department of Health and Environmental Control.
SCDNR	The South Carolina Department of Natural Resources.
SCE&G or The Company	South Carolina Electric & Gas Company.
SER	Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
Shaw	The Shaw Group.
SMS	Shaw Module Solutions, LLC.
SRO	Senior Reactor Operator
Target	Costs under the EPC Contract where targets have been established but where SCE&G pays actual costs as incurred.
Units	V. C. Summer Nuclear Station Units 2 & 3.
USACOE	The United States Army Corps of Engineers.
VCSNS or VCSN	V. C. Summer Nuclear Station.
WEC	WEC Electric Company, LLC.
WEC/Shaw	The consortium formed by WEC Electric Company, LLC and the Shaw Group.
WEC/Shaw Claims

WEC/Shaw’s claims for additional charges associated with the COLs delay, the Shield Building design changes, the structural modules design changes, and the lower than anticipated rock elevations encountered in certain areas where the Unit 2 Nuclear Island.

WTP	The Off-Site Water Treatment Plant which will take water from Lake Monticello and treat it to potable water standards.
WWS	The Waste Water System —the system for collection, treatment and disposal of domestic waste water generated on site.

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending March 31, 2012

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.                                      Milestone tracking ID number.

2.                                      The description of the milestone as updated in Order No. 2010-12.

3.                                      The BLRA milestone date, both by year and quarter and the specific calendar date for the milestone, as approved by the Commission in Order No. 2010-12.

4.                                      The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                      For each actual completed milestone, the date by which it was completed.  For milestones completed prior to the current reporting quarter, the milestone entry is shaded in gray.  For milestones completed during the current reporting quarter, the milestone entry is shaded in green.  For milestones with planned completion dates that vary in days instead of months, the milestone entry is shaded in yellow.

6.                                      Information showing the number of months, if any, by which a milestone has been shifted.

7.                                      Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                      Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                      Notes.

On the final page of the document, there is a chart summarizing milestone completion and movement comparing the current milestone date to the milestone date approved in Order No. 2010-12.  This movement is shown for only the milestones that have not been completed.

12-1Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-1Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
1	08-2Q-1: Approve Engineering Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No	
2	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No	
3	08-2Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No	
4	08-2Q-2: Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No	
5	08-2Q-2: Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	
6	08-2Q-2: Contractor Issue PO to Squib Valve Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No	
7	08-2Q-2: Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
8	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
9	08-2Q-2: Contractor Issue PO to Pressurizer Fabricator - Units 2 & 3	8/31/2008		8/18/2008		No	No	
10	08-2Q-2: Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No	
11	08-2Q-2: Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No	
12	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No	
13	08-2Q-2: Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

1 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-1Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-1Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
14	08-2Q-2: Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No	
15	08-2Q-2: Issue P.O.'s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No	
16	08-3Q-1: Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No	
17	08-3Q-2: Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No	
18	08-3Q-3: Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No	
19	08-3Q-3: Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	1/31/2010		1/29/2010		No	No	
20	08-3Q-3: Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No	
21	08-3Q-4: Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No	
22	08-4Q-1: Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No	
23	08-4Q-2: Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
24	08-4Q-2: Accumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
25	08-4Q-2: Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No	
26	08-4Q-2: Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

2 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-1Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-1Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
27	08-4Q-2: Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No	
28	08-4Q-2: Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No	
29	08-4Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No	
30	9-1Q-1: Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No	
31	09-1Q-2: Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No	
32	09-1Q-3: Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2009		10/1/2009		No	No	
33	09-1Q-4: Design Finalization Payment 3	1/31/2009		1/30/2009		No	No	
34	09-2Q-1: Start site development	6/23/2008		6/23/2008		No	No	
35	09-2Q-2: Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No	
36	09-2Q-2: Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No	
37	09-2Q-3: Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	11/30/2010		12/30/2010		No	No	
38	09-2Q-4: Design Finalization Payment 4	4/30/2009		4/30/2009		No	No	
39	09-3Q-1: Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No	
40	09-3Q-2: Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No	

Color Legend: = Completed; = Completed this Quarter; =Movement in Days Only

South Carolina Electric & Gas Company

3 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-1Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-1Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
41	09-3Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	5/31/2010		5/27/2010		No	No	
42	09-3Q-3: Design Finalization Payment 5	7/31/2009		7/31/2009		No	No	
43	09-4Q-1: Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.	10/9/2009		12/18/2009		No	No	
44	09-4Q-2: Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No	
45	09-4Q-3: Design Finalization Payment 6	10/31/2009		10/7/2009		No	No	
46	09-4Q-4: Instrumentation and Control Simulator - Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009		12/17/2009		No	No	
47	10-1Q-1: Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	6/30/2011		7/29/2011		No	No	
48	10-1Q-2: Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	4/30/2010		4/30/2010		No	No	
49	10-1Q-3: Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	4/30/2010		2/18/2010		No	No	
50	10-2Q-1: Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	11-4Q 10/31/2011	12-3Q 7/31/2012		+9 Month(s)	No	No	Due to schedule refinement and review.
51	10-2Q-2: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No	

Color Legend: [grey] = Completed; [green] = Completed this Quarter; [yellow] =Movement in Days Only

South Carolina Electric & Gas Company

4 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

12-1Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-1Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
52	10-2Q-3: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	11/30/2010		12/23/2010		No	No	
53	10-3Q-1: Start excavation and foundation work for the standard plant for Unit 2	3/15/2010		3/15/2010		No	No	
54	10-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	2/28/2010		4/30/2010		No	No	
55	10-3Q-3: Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	2/28/2010		12/30/2010		No	No	
56	10-3Q-4: Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	5/31/2010		5/17/2010		No	No	
57	10-4Q-1: Complete preparations for receiving the first module on site for Unit 2.	8/18/2010		1/22/2010		No	No	
58	10-4Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	4/30/2010		4/21/2010		No	No	
59	10-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	11/30/2010		11/16/2010		No	No	
60	10-4Q-4: Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non-Destructive Testing Completion - Unit 2	12/31/2010		3/20/2012		No	No	
61	11-1Q-1: Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	12-3Q 7/31/2012		+14 Month(s)	No	No	Due to schedule refinement and review.

Color Legend: = Completed; = Completed this Quarter; = Movement in Days Only

South Carolina Electric & Gas Company

5 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

PUBLIC VERSION 12-1Q Appendix 1 VC Summer Units 2 and 3 12-1Q Targeted Delta Months Outside Substantial Milestone Actual from Order +18/-24 Completion Tracking Order No. Completion Completion No. 2010-12 Months Date ID Order No. 2010-12 Description 2010-12 Date Date Date Date Contingency? Impact? Notes 62 11-1Q-2: Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3 2/28/2011 2/1/2011 No No 63 11-2Q-1: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 3 6/30/2011 6/14/2011 No No 64 11-2Q-2: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2 10/31/2011 3/26/2012 No No 65 11-3Q-1: Start placement of mud mat for Unit 2 11-3Q 7/14/2011 12-2Q 5/11/2012 +10 Month(s) No No Due to schedule refinement and review. 66 11-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2 1/31/2011 9/28/2010 No No 67 11-3Q-3: Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2 10/31/2010 10/28/2011 No No 68 11-3Q-4: Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3 12-1Q 2/28/2012 12-2Q 4/30/2012 +2 Month(s) No No Due to schedule refinement and review. 69 11-4Q-1: Begin Unit 2 first nuclear concrete placement 11-4Q 10/3/2011 12-3Q 7/31/2012 +9 Month(s) No No Due to schedule refinement and review. 70 11-4Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2 9/30/2011 12/1/2011 No No 71 11-4Q-3: Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2 6/30/2011 7/29/2011 No No 72 11-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2 5/31/2011 1/27/2012 No No Color Legend =Completed this Quarter =Movement in Days Only South Carolina Electirc & Gas Company Based on April 1, 2009 Performance Measurement Baseline Schedule 6

PUBLIC VERSION 12-1Q Appendix 1 VC Summer Units 2 and 3 12-1Q Targeted Delta Months Outside Substantial Milestone Actual from Order +18/-24 Completion Tracking Order No. Completion Completion No. 2010-12 Months Date ID Order No. 2010-12 Description 2010-12 Date Date Date Date Contingency? Impact? Notes 73 11-4Q-5: Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2 12-4Q 12/31/2012 12-4Q 12/31/2012 No No 74 11-4Q-6: Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2 11-4Q 12/31/2011 12-2Q 6/30/2012 +6 Month(s) No No Due to schedule refinement and review. 75 11-4Q-7: Pressurizer Fabricator Notice to Contractor of Welding of Lower Shell to Bottom Head Completion - Unit 2 10/31/2010 12/22/2011 No No 76 11-4Q-8: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2 11-2Q 6/30/2011 12-2Q 4/30/2012 +10 Month(s) No No Due to schedule refinement and review. 77 11-4Q-9: Design Finalization Payment 14 10/31/2011 10/31/2011 No No 78 12-1Q-1: Set module CA04 for Unit 2 12-1Q 1/27/2012 12-4Q 10/16/2012 +9 Month(s) No No Due to schedule refinement and review. 79 12-1Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2 6/30/2010 5/24/2011 No No 80 12-1Q-3: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing - Unit 2 11-1Q 1/31/2011 12-2Q 4/30/2012 +15 Month(s) No No Due to schedule refinement and review. 81 12-1Q-4: Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2 12-1Q 2/28/2012 12-4Q 10/31/2012 +8 Month(s) No No Due to schedule refinement and review. 82 12-1Q-5: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3 13-3Q 8/31/2013 13-3Q 8/31/2013 No No 83 12-2Q-1: Set Containment Vessel ring #1 for Unit 2 12-2Q 4/3/2012 13-3Q 7/5/2013 +15 Month(s) No No Due to schedule refinement and review. Color Legend =Completed this Quarter =Movement in Days Only South Carolina Electirc & Gas Company Based on April 1, 2009 Performance Measurement Baseline Schedule 7

PUBLIC VERSION 12-1Q Appendix 1 VC Summer Units 2 and 3 12-1Q Targeted Delta Months Outside Substantial Milestone Actual from Order +18/-24 Completion Tracking Order No. Completion Completion No. 2010-12 Months Date ID Order No. 2010-12 Description 2010-12 Date Date Date Date Contingency? Impact? Notes 84 12-2Q-2: Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2 12-1Q 3/31/2012 12-2Q 5/31/2012 +2 Month(s) No No Due to schedule refinement and review. 85 12-2Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3 13-3Q 8/31/2013 13-1Q 1/31/2013 -7 Month(s) No No Schedule ahead of plan. 86 12-2Q-4: Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3 9/30/2012 3/29/2012 No No 87 12-2Q-5: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3 1/31/2013 11/9/2011 No No 88 12-3Q-1: Set Nuclear Island structural module CA03 for Unit 2 12-3Q 8/30/2012 13-2Q 6/26/2013 +10 Month(s) No No Due to schedule refinement and review. 89 12-3Q-2: Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2 12-2Q 5/31/2012 12-2Q 4/30/2012 -1 Month(s) No No Schedule ahead of plan. 90 12-3Q-3: Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3 12-4Q 12/31/2012 13-1Q 2/28/2013 +2 Month(s) No No Due to schedule refinement and review. 91 12-3Q-4: Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2 12-3Q 7/31/2012 13-1Q 3/31/2013 +8 Month(s) No No Due to schedule refinement and review. 92 12-4Q-1: Start containment large bore pipe supports for Unit 2 12-2Q 4/9/2012 13-2Q 6/28/2013 +14 Month(s) No No Due to schedule refinement and review. 93 12-4Q-2: Integrated Head Package - Shipment of Equipment to Site - Unit 2 12-4Q 10/31/2012 13-1Q 2/28/2013 +4 Month(s) No No Due to schedule refinement and review. Color Legend =Completed this Quarter =Movement in Days Only South Carolina Electirc & Gas Company Based on April 1, 2009 Performance Measurement Baseline Schedule 8

PUBLIC VERSION 12-1Q Appendix 1 VC Summer Units 2 and 3 12-1Q Targeted Delta Months Outside Substantial Milestone Actual from Order +18/-24 Completion Tracking Order No. Completion Completion No. 2010-12 Months Date ID Order No. 2010-12 Description 2010-12 Date Date Date Date Contingency? Impact? Notes 12-4Q-3: Reactor Coolant Pump Fabricator Notice to 12-4Q 13-2Q Due to schedule refinement 94 Contractor of Final Stator Assembly Completion - Unit 2 11/30/2012 5/31/2013 +6 Month(s) No No and review. 12-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - 13-2Q 13-2Q 95 Unit 3 5/31/2013 4/30/2013 -1 Month(s) No No Schedule ahead of plan. 12-4Q-5: Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator 12-2Q 13-1Q Due to schedule refinement 96 Hydrotest - Unit 2 5/31/2012 1/31/2013 +8 Month(s) No No and review. 13-1Q-1: Start concrete fill of Nuclear Island structural 13-1Q 14-1Q Due to schedule refinement 97 modules CA01 and CA02 for Unit 2 2/26/2013 2/4/2014 +12 Month(s) No No and review. 13-1Q-2: Passive Residual Heat Removal Heat Exchanger - 12-2Q 12-3Q Due to schedule refinement 98 Delivery of Equipment to Port of Entry - Unit 2 4/30/2012 8/31/2012 +4 Month(s) No No and review. 13-1Q-3: Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory 13-1Q 13-4Q Due to schedule refinement 99 Acceptance Test - Unit 2 2/28/2013 10/31/2013 +8 Month(s) No No and review. 13-1Q-4: Deliver Reactor Vessel Internals to Port of Export - 13-3Q 13-3Q 100 Unit 2 7/31/2013 7/31/2013 No No 13-2Q 14-2Q Due to schedule refinement 101 13-2Q-1: Set Unit 2 Containment Vessel #3 4/17/2013 4/1/2014 +12 Month(s) No No and review. 13-2Q-2: Steam Generator - Contractor Acceptance of 13-1Q 13-2Q Due to schedule refinement 102 Equipment at Port of Entry - Unit 2 3/31/2013 4/30/2013 +1 Month(s) No No and review. 13-2Q-3: Turbine Generator Fabricator Notice to 13-2Q 13-1Q 103 Contractor Turbine Generator Ready to Ship - Unit 2 4/30/2013 3/31/2013 -1 Month(s) No No Schedule ahead of plan. 13-2Q-4: Pressurizer Fabricator Notice to Contractor of 14-1Q 13-4Q 104 Satisfactory Completion of Hydrotest - Unit 3 2/28/2014 12/31/2013 -2 Month(s) No No Schedule ahead of plan. Color Legend =Completed this Quarter =Movement in Days Only South Carolina Electirc & Gas Company Based on April 1, 2009 Performance Measurement Baseline Schedule 9

PUBLIC VERSION 12-1Q Appendix 1 VC Summer Units 2 and 3 12-1Q Targeted Delta Months Outside Substantial Milestone Actual from Order +18/-24 Completion Tracking Order No. Completion Completion No. 2010-12 Months Date ID Order No. 2010-12 Description 2010-12 Date Date Date Date Contingency? Impact? Notes 13-2Q-5: Polar Crane - Shipment of Equipment to Site - 13-2Q 13-4Q Due to schedule refinement 105 Unit 2 5/31/2013 12/31/2013 +7 Month(s) No No and review. 13-2Q-6: Receive Unit 2 Reactor Vessel on site from 13-2Q 14-2Q Due to schedule refinement 106 fabricator 5/20/2013 5/13/2014 +12 Month(s) No No and review. 13-2Q 14-2Q Due to schedule refinement 107 13-3Q-1: Set Unit 2 Reactor Vessel 6/18/2013 5/30/2014 +11 Month(s) No No and review. 13-3Q-2: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet 13-4Q 13-4Q 108 Assembly Welding - Unit 3 12/31/2013 12/31/2013 No No 13-3Q-3: Reactor Coolant Pump Fabricator Notice to 14-3Q 14-1Q 109 Contractor of Final Stator Assembly Completion - Unit 3 8/31/2014 2/28/2014 -6 Month(s) No No Schedule ahead of plan. 13-3Q-4: Reactor Coolant Pump - Shipment of Equipment 13-3Q 13-3Q 110 to Site (2 Reactor Coolant Pumps) - Unit 2 9/30/2013 8/31/2013 -1 Month(s) No No Schedule ahead of plan. 13-3Q 13-3Q 111 13-3Q-5: Place first nuclear concrete for Unit 3 8/1/2013 8/1/2013 No No 13-3Q 14-4Q Due to schedule refinement 112 13-4Q-1: Set Unit 2 Steam Generator 9/9/2013 10/1/2014 +13 Month(s) No No and review. 13-3Q 13-3Q 113 13-4Q-2: Main Transformers Ready to Ship - Unit 2 9/30/2013 7/31/2013 -2 Month(s) No No Schedule ahead of plan. 13-4Q-3: Complete Unit 3 Steam Generator Hydrotest at 14-1Q 14-2Q Due to schedule refinement 114 fabricator 2/28/2014 4/30/2014 +2 Month(s) No No and review. 13-4Q-4: Set Unit 2 Containment Vessel Bottom Head on 11-4Q 12-3Q Due to schedule refinement 115 basemat legs 11/21/2011 9/19/2012 +10 Month(s) No No and review. Color Legend =Completed this Quarter =Movement in Days Only South Carolina Electirc & Gas Company Based on April 1, 2009 Performance Measurement Baseline Schedule 10

12-1Q

Appendix 1
VC Summer Units 2 and 3

Tracking ID	Order No. 2010-12 Description	Order No. 2010-12 Date	12-1Q Targeted Milestone Completion Date	Actual Completion Date	Delta Months from Order No. 2010-12 Date	Outside +18/-24 Months Contingency?	Substantial Completion Date Impact?	Notes
116	14-1Q-1: Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-1Q 3/18/2014		+2 Month(s)	No	No	Due to schedule refinement and review.
117	14-1Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 3/31/2015		+1 Month(s)	No	No	Due to schedule refinement and review.
118	14-1Q-3: Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-2Q 4/30/2015		-2 Month(s)	No	No	Schedule ahead of plan.
119	14-1Q-4: Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	14-3Q 7/31/2014		+3 Month(s)	No	No	Due to schedule refinement and review.
120	14-2Q-1: Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	15-1Q 1/14/2015		+10 Month(s)	No	No	Due to schedule refinement and review.
121	14-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	14-3Q 9/30/2014		-7 Month(s)	No	No	Schedule ahead of plan.
122	14-2Q-3: Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	14-2Q 5/31/2014			No	No	
123	14-3Q-1: Set Unit 2 Polar Crane	14-2Q 4/3/2014	15-1Q 2/15/2015		+10 Month(s)	No	No	Due to schedule refinement and review.
124	14-3Q-2: Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-3Q 8/31/2015		+2 Month(s)	No	No	Due to schedule refinement and review.
125	14-3Q-3: Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	15-2Q 6/30/2015		+9 Month(s)	No	No	Due to schedule refinement and review.
126	14-4Q-1: Spent Fuel Storage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-2Q 6/30/2014		-6 Month(s)	No	No	Schedule ahead of plan.
127	15-1Q-1: Start electrical cable pulling in Unit 2 Auxiliary Building	14-4Q 12/26/2014	15-4Q 12/14/2015		+12 Month(s)	No	No	Due to schedule refinement and review.

Color Legend = Completed = Completed this Quarter =Movement in Days Only

South Carolina Electric & Gas Company

11 of 13

Based on April 1, 2009 Performance Measurement Baseline Schedule

PUBLIC VERSION 12-1 Q Appendix 1 VC Summer Units 2 and 3 12-1Q Targeted Delta Months Outside Substantial Milestone Actual from Order +18/-24 Completion Tracking Order No. Completion Completion No. 2010-12 Months Date ID Order No. 2010-12 Description 2010-12 Date Date Date Date Contingency? Impact? Notes 128 15-1Q-2: Complete Unit 2 Reactor Coolant System cold hydro 15-3Q 8/3/2015 16-1Q 2/27/2016 +6 Month(s) No No Due to schedule refinement and review. 129 15-2Q-1: Activate class 1E DC power in Unit 2 Auxilary Building. 15-1Q 3/5/2015 15-2Q 6/10/2015 +3 Month(s) No No Due to schedule refinement and review. 130 15-3Q-1: Complete Unit 2 hot functional test. 15-3Q 9/21/2015 16-2Q 6/18/2016 +9 Month(s) No No Due to schedule refinement and review. 131 15-3Q-2: Install Unit 3 ring 3 for containment vessel 15-3Q 7/30/2015 15-2Q 4/15/2015 -3 Month(s) No No Schedule ahead of plan. 132 15-4Q-1: Load Unit 2 nuclear fuel 15-4Q 10/28/2015 16-3Q 9/17/2016 +11 Month(s) No No Due to schedule refinement and review. 133 16-1Q-1: Unit 2 Substantial Completion 16-2Q 4/1/2016 17-1Q 3/15/2017 +11 Month(s) No No Due to schedule refinement and review. 134 16-2Q-1: Set Unit 3 Reactor Vessel 15-4Q 10/1/2015 15-2Q 4/21/2015 -6 Month(s) No No Schedule ahead of plan. 135 16-3Q-1: Set Unit 3 Steam Generator #2 15-4Q 12/22/2015 15-4Q 10/16/2015 -2 Month(s) No No Schedule ahead of plan. 136 16-4Q-1: Set Unit 3 Pressurizer Vessel 16-2Q 5/16/2016 16-1Q 3/9/2016 -2 Month(s) No No Schedule ahead of plan. 137 16-4Q-1: Complete welding of Unit 3 Passive Residual Heat Removal System piping 16-2Q 6/20/2016 16-2Q 4/21/2016 -2 Month(s) No No Schedule ahead of plan. 138 17-2Q-1: Set Unit 3 polar crane 16-3Q 7/18/2016 16-2Q 4/27/2016 -3 Month(s) No No Schedule ahead of plan. Color Legend =Completed this Quarter =Movement in Days Only Based on April 1, 2009 Performance South Carolina Electric & Gas Company Measurement Baseline Schedule 12

PUBLIC VERSION 12-1 Q Appendix 1 VC Summer Units 2 and 3 12-1Q Targeted Delta Months Outside Substantial Milestone Actual from Order +18/-24 Completion Tracking Order No. Completion Completion No. 2010-12 Months Date ID Order No. 2010-12 Description 2010-12 Date Date Date Date Contingency? Impact? Notes 139 17-3Q-1: Start Unit 3 Shield Building roof slab rebar placement 17-1Q 1/16/2017 16-3Q 8/2/2016 -5 Month(s) No No Schedule ahead of plan. 140 17-4Q-1: Start Unit 3 Auxiliary Building electrical cable pulling 17-2Q 4/6/2017 16-4Q 10/10/2016 -6 Month(s) No No Schedule ahead of plan. 141 18-1Q-1: Activate Unit 3 Auxiliary Building class 1E DC power 17-2Q 6/9/2017 16-3Q 7/1/2016 -11 Month(s) No No Schedule ahead of plan. 142 18-2Q-1: Complete Unit 3 Reactor Coolant System cold hydro 18-1Q 1/1/2018 17-4Q 11/17/2017 -2 Month(s) No No Schedule ahead of plan. 143 18-2Q-1: Complete Unit 3 hot functional test 18-1Q 2/15/2018 18-1Q 3/8/2018 +1 Month(s) No No Due to schedule refinement and review. 144 18-3Q-1: Complete Unit 3 nuclear fuel load 18-3Q 7/31/2018 18-3Q 7/12/2018 No No 145 18-4Q-1: Begin Unit 3 full power operation 18-4Q 10/31/2018 18-4Q 11/15/2018 +1 Month(s) No No Due to schedule refinement and review. 146 19-1Q-1: Unit 3 Substantial Completion 19-1Q 1/1/2019 19-1Q 1/1/2019 No No SUMMARY Total Milestones Completed 72 out of 146 = 49% Milestone Movement - Order No. 2010-12 vs. 12-1Q: a) Forward Movement 45 out of 146 = 31% b) Backward Movement 21 out of 146 = 14% Milestones Within +12 to +17 Month range 9 out of 146 = 6% Color Legend =Completed this Quarter =Movement in Days Only Based on April 1, 2009 Performance South Carolina Electric & Gas Company Measurement Baseline Schedule 13

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending March 31, 2012

Appendix 2 is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2011-345.

Appendix 2 shows:

1.                                      The actual expenditures on the project by plant cost category through the current period.

2.                                      The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.                                      The cumulative CWIP for the project and the balance of CWIP that is not yet reflected in revised rates.

4.                                      The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2011-345 Adjusted.”  The adjustments reflect:

1.                                      Changes in inflation indices.

2.                                      Budget Carry-Forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year costs going forward.  This information is found under the heading “Actual through March 2012* plus Projected.”

Appendix 2

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2011-345 Adjusted

Annual Project Cash Flow(per order)	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—
Net	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Adjusted for Change in Escalation	5,203,574	21,723	100,905	340,003	398,552	489,161	831,999	826,210	617,539	576,025	439,593	266,339	295,525

Cumulative Project Cash Flow(Target)		21,723	122,628	462,631	861,183	1,350,344	2,182,343	3,008,553	3,626,092	4,202,117	4,641,710	4,908,049	5,203,574

		Actual					Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Actual through March 2012* plus Projected

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment
Actual Craft Wages	CONFIDENTIAL
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	329,512	—	26	724	927	11,964	57,206	56,903	57,508	77,990	64,727	1,537	—

Total Base Project Costs(2007 $)	4,553,355	21,723	97,386	319,073	374,810	314,977	614,173	782,238	793,879	648,780	386,537	142,999	56,781

Total Project Escalation	970,629	—	3,519	20,930	23,741	34,084	99,789	169,965	215,848	184,800	134,815	58,409	24,729

Total Revised Project Cash Flow	5,523,984	21,723	100,905	340,003	398,551	349,061	713,961	952,204	1,009,727	833,579	521,351	201,408	81,510

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	861,183	1,210,244	1,924,205	2,876,409	3,886,136	4,719,715	5,241,066	5,442,474	5,523,984

AFUDC(Capitalized Interest)	237,926	645	3,497	10,564	17,150	14,218	20,462	38,446	42,934	40,958	27,518	15,391	6,144

Gross Construction	5,761,910	22,368	104,403	350,567	415,701	363,278	734,424	990,649	1,052,661	874,537	548,870	216,798	87,654

Construction Work in Progress		22,368	126,771	477,338	893,039	1,256,317	1,990,741	2,981,390	4,034,051	4,908,588	5,457,458	5,674,257	5,761,910

CWIP Currently in Rates					1,100,196

March 31, 2012 Actual Incremental CWIP Not Currently in Rates					344,535

*Applicable index escalation rates for 2012 are estimated.  Escalation is subject to restatement when actual indices for 2012 are final.

Notes:

2012-2018 AFUDC rate applied	5.28%

The AFUDC rate applied is the current SCE&G rate.  AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term  debt outstanding.

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending March 31, 2012

For comparison purposes, Appendix 3 provides the schedule of capital costs for the project which was approved by the Commission in Order No. 2011-345 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2). Appendix 3 also reflects the forecast of AFUDC expense based on these adjusted schedules and the AFUDC rates that were current at the time of Order No. 2011-345.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104(A), no such adjustments have been made to the schedules presented here.

Appendix 3

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

		Actual				Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2011-345

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment	CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	321,591	—	26	724	884	7,252	7,775	12,095	29,822	35,236	43,035	73,678	111,064

Total Base Project Costs(2007 $)	4,270,404	21,723	97,386	319,073	377,225	440,602	696,093	669,056	483,136	438,767	323,231	193,183	210,926

Total Project Escalation	1,260,855	—	3,519	20,930	21,327	57,391	160,900	202,693	181,623	188,837	171,270	111,492	140,874

Total Revised Project Cash Flow	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	861,184	1,359,178	2,216,171	3,087,919	3,752,678	4,380,283	4,874,784	5,179,460	5,531,259

AFUDC(Capitalized Interest)	255,684	645	3,497	10,564	17,150	24,188	32,098	42,559	37,585	30,731	21,543	17,561	17,564

Construction Work in Progress		22,368	126,771	477,338	893,040	1,415,221	2,304,312	3,218,618	3,920,963	4,579,298	5,095,342	5,417,579	5,786,943

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending March 31, 2012

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104(A).  Included is a ten year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, January 2012

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2012	579	4.51%	2.19%	3.91%	4.71%
2011	554	3.36%	2.30%	4.73%
2010	536	-1.29%	3.89%	5.21%
2009	543	4.83%	7.19%	7.19%
2008	518	8.14%	7.50%	6.65%
2007	479	8.62%	7.66%	5.51%
2006	441	5.76%	5.49%	4.17%
2005	417	8.59%	4.39%
2004	384	2.13%	2.17%
2003	376	2.45%
2002	367	1.94%
2001	360

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

HW All Steam Index:
One year	7.68%	4.83%	4.79%	4.51%
Five Year	5.74%	7.19%	5.31%	3.91%

Appendix 4, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, January 2012

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2012	578	4.52%	2.20%	3.87%	4.72%
2011	553	3.17%	2.30%	4.74%
2010	536	-1.11%	3.89%	5.26%
2009	542	4.84%	7.21%	7.20%
2008	517	7.93%	7.52%	6.66%
2007	479	8.86%	7.75%	5.57%
2006	440	5.77%	5.51%	4.19%
2005	416	8.62%	4.40%
2004	383	2.13%	2.18%
2003	375	2.46%
2002	366	1.95%
2001	359

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

HW All Steam/Nuclear Index:
One year	7.69%	4.84%	4.60%	4.52%
Five Year	5.75%	7.20%	5.32%	3.87%

Appendix 4, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, January 2012

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2012	578	2.48%	-0.07%	3.00%	4.55%
2011	564	1.44%	1.57%	4.33%
2010	556	-4.14%	3.68%	5.74%
2009	580	7.41%	8.11%	8.60%
2008	540	7.78%	8.48%	7.71%
2007	501	9.15%	9.27%	6.10%
2006	459	8.51%	7.21%	4.76%
2005	423	10.16%	4.28%
2004	384	2.95%	1.72%
2003	373	-0.27%
2002	374	2.47%
2001	365

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

HW All Transmission Plant Index
One year	8.82%	7.41%	5.08%	2.48%
Five Year	6.86%	8.60%	5.23%	3.00%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index, 2012

SERIESTYPE	UNIT	SHORT LABEL	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2005=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	88.65	90.65	92.11	94.10	96.77	100.00	104.21	106.23	108.56	109.73	111.00	113.34
Annual Percent change			2.17%	2.26%	1.61%	2.16%	2.84%	3.34%	4.21%	1.94%	2.19%	1.08%	1.16%	2.11%
3-Year Annual Percent change					2.01%	2.01%	2.20%	2.78%	3.46%	3.16%	2.78%	1.74%	1.47%	1.45%
5-Year Annual Percent change							2.21%	2.44%	2.83%	2.89%	2.90%	2.55%	2.11%	1.69%
10-Year Annual Percent change														2.26%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15	2.15	2.18	2.25
Percent change			3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%	0.00%	1.40%	3.21%
3-Year Annual Percent change					2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%	2.17%	1.68%	1.53%
5-Year Annual Percent change							2.55%	2.55%	2.63%	2.88%	3.16%	2.62%	2.23%	2.22%
10-Year Annual Percent change														2.43%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.38	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.77	1.73	1.80	1.91
Percent change			3.76%	1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.99%	-2.26%	4.05%	6.11%
3-Year Annual Percent change					1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.30%	2.64%	2.53%	2.57%
5-Year Annual Percent change							2.29%	2.48%	2.60%	3.76%	4.31%	3.03%	2.90%	3.61%
10-Year Annual Percent change														3.10%

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-12

GDP Chained Price Index
One year	2.66%	2.24%	0.43%	2.11%
Five Year	2.81%	2.86%	1.97%	1.69%